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                                                                      EXHIBIT 23

TYPE:  EX-23
SEQUENCE:  2




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Sec File No. 333-15399) and the Registration Statements on Form S-3 (SEC File Nos. 333-71969, 333-35428, and 333-31998) of our report dated May 1, 2000, relating to the consolidated financial statements of Datalink.net, Inc. appearing in the Annual Report on Form 10KSB for the Year ended March 31, 2000.

/S/  BDO Seidman, LLP
BDO Seidman, LLP

San Jose, California
June 29, 2000